UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 17, 2024

La Rosa Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Board Member

On April 17, 2024, Thomas Stringer informed the Board of Directors (the “Board”) of La Rosa Holdings Corp. (the “Company”) of his resignation as a member of the Company’s Board effective immediately. Mr. Stringer also served as the Chairman and the “financial expert" of the Board’s Audit Committee and a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Stringer’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Appointment of Board Member

On April 17, 2024, upon recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”), the Board appointed Ms. Lourdes Felix as a member of the Board, effective April 19, 2024. The Board also appointed Ms. Felix to serve as the Chairperson and “financial expert” of the Audit Committee of the Board and as a member of Board’s Compensation Committee and Nominating Committee, effective as of April 19, 2024.

The Board has determined that Ms. Felix qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2) and satisfies the independent requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Ms. Felix will serve as a director until the Company’s next annual meeting of stockholders or until her successor is elected and qualified.

Ms. Lourdes Felix, age 56, is an entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting and in the private sector. She currently serves as Chief Executive Officer, Chief Financial Officer, and a member of the board of directors of BioCorRx Inc. (OTCQB: BICX), a company focused on addiction treatment solutions and related disorders. She has been with BioCorRx since October 2012. Ms. Felix is one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx Inc. Prior to joining BioCorRx, her experience was in the private sector and public accounting. Since January 9, 2023, Ms. Felix has also been serving as a member of the Board of Directors of Avalon GloboCare Corp. (Nasdaq: ALBT), as an independent director and the Chair of the Compensation Committee. Ms. Felix has expertise in finance, accounting, company-wide operations, budgeting, and internal control principles including GAAP, SEC, and Sarbanes-Oxley Act compliance. She has a thorough knowledge of federal and state regulations and has successfully managed and produced SEC regulatory filings. She also has extensive experience in developing and managing financial operations. Ms. Felix holds a Bachelor of Science in Accounting from the University of Phoenix. She is also an MBA candidate at D’Amore-McKim School of Business, Northeastern University. The Company believes that Ms. Felix is qualified to serve as a director of the Board of the Company because of her extensive investment and executive-level management experience, financial expertise, and extensive experience serving as a board member of public companies.

In connection with her appointment, the Company entered into a director agreement with Ms. Felis filed hereto as Exhibit 10.1. Ms. Felix is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Felix and any other persons pursuant to which she was selected as a director. Ms. Felix will receive a non-refundable base fee of $12,000 per quarter. In addition, Ms. Felix will receive a quarterly fee of $3,750 in consideration for her serving as the Chairperson of the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Director Agreement by and between Lourdes Felix and La Rosa Holdings Corp., dated April 17, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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